Exhibit 99.1

MongoDB, Inc. Announces Fourth Quarter and Full Year Fiscal 2018 Financial Results
Fourth Quarter Fiscal 2018 Total Revenue of $45.0 million, up 50% Year-over-Year
Full Year Fiscal 2018 Total Revenue of $154.5 million, up 52% Year-over-Year
Over 5,700 Customers at End of Fiscal 2018, up 78% Year-over-Year
MongoDB Atlas Revenue Over 10% of Total Q4 Revenue, up over 500% Year-over-Year

New York City, New York - March 13, 2018 - MongoDB, Inc. (NASDAQ: MDB), the leading modern, general purpose database platform, today announced its financial results for the fourth quarter and fiscal year ended January 31, 2018.
“MongoDB’s fourth quarter results capped a milestone year for the company and were highlighted by strong customer additions and 50% revenue growth,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB. “A rapidly growing number of customers recognize that MongoDB offers a superior way to work with data, the ability to intelligently put data where it is needed and the freedom to run anywhere. Moreover, we are very pleased with the continued rapid growth of MongoDB Atlas, which reflects increasing demand for a flexible, high performance and cost-effective database-as-a-service offering.”
Ittycheria added, “The recent announcement that MongoDB 4.0 will support multi-document ACID transactions is a major product breakthrough. With this new capability, we believe that our modern general purpose database platform can address any possible use case far better than a traditional database. In fiscal 2019, we intend to build on our market and product momentum and are well positioned to drive continued strong revenue growth.”

Fourth Quarter Fiscal 2018 Financial Highlights

•
Revenue: Total revenue was $45.0 million in the fourth quarter fiscal 2018, an increase of 50% year-over-year. Subscription revenue was $41.9 million, an increase of 54% year-over-year, and services revenue was $3.2 million, an increase of 16% year-over-year.

•
Gross Profit: Gross profit was $32.6 million in the fourth quarter fiscal 2018, representing a 72% gross margin, consistent with the year-ago period. Non-GAAP gross profit was $33.0 million, representing a 73% non-GAAP gross margin.

•
Loss from Operations: Loss from operations was $27.3 million in the fourth quarter fiscal 2018, compared to $21.3 million in the year-ago period. Non-GAAP loss from operations was $21.1 million, compared to $16.8 million in the year-ago period.

•
Net Loss: Net loss was $26.4 million, or $0.52 per share based on 50.3 million weighted-average shares outstanding, in the fourth quarter fiscal 2018. This compares to $21.8 million, or $1.69 per share based on 12.9 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net loss was $20.2 million, or $0.40 per share based on 50.3 million weighted-average shares outstanding, which we refer to as non-GAAP net loss per share. This compares to $17.2 million, or $0.44 per share based on 38.8 million non-GAAP weighted-average shares outstanding, in the year-ago period.

•
Cash Flow: As of January 31, 2018, MongoDB had $279.5 million in cash, cash equivalents, short-term investments and restricted cash. During the three months ended January 31, 2018, MongoDB used $7.7 million of cash in operations and $0.4 million in capital expenditures, leading to negative free cash flow of $8.1 million, compared to negative free cash flow of $10.3 million in the year-ago period.

Full Year Fiscal 2018 Financial Highlights

•
Revenue: Total revenue was $154.5 million for the full year fiscal 2018, an increase of 52% year-over-year. Subscription revenue was $141.5 million, an increase of 55% year-over-year, and services revenue was $13.0 million, an increase of 29% year-over-year.

•
Gross Profit: Gross profit was $111.7 million for the full year fiscal 2018, representing a 72% gross margin, an improvement compared to 71% in the prior year. Non-GAAP gross profit was $112.9 million, representing a 73% non-GAAP gross margin.

•
Loss from Operations: Loss from operations was $97.3 million for the full year fiscal 2018, compared to $85.9 million in the prior year. Non-GAAP loss from operations was $76.0 million, compared to $64.9 million in the prior year.

•
Net Loss: Net loss was $96.4 million, or $4.06 per share based on 23.7 million weighted-average shares outstanding, for the full year fiscal 2018. This compares to $86.7 million, or $7.10 per share based on 12.2 million weighted-average shares outstanding, in the prior year. Non-GAAP net loss was $75.2 million, or $1.74 per share based on 43.2 million non-GAAP weighted-average shares outstanding. This compares to $65.7 million, or $1.73 per share based on 38.1 million non-GAAP weighted-average shares outstanding, in the prior year.

•
Cash Flow: During the twelve months ended January 31, 2018, MongoDB used $44.9 million of cash in operations and $2.1 million in capital expenditures, leading to negative free cash flow of $47.0 million, compared to negative free cash flow of $39.8 million in the prior year.

A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Fourth Quarter Fiscal 2018 and Recent Business Highlights

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Announced that MongoDB 4.0, scheduled for release in the summer of 2018, will extend ACID transaction support currently available in a single document to multiple documents. Transactions provide a set of guarantees for data integrity when making changes to the database. While single-document transactions are sufficient for most use cases, the addition of multi-document transactions gives companies the peace of mind to build any application on MongoDB. With the addition of transactions, we believe MongoDB will be the best choice for any use case, making it easier than ever for customers to choose MongoDB as their default database platform. The beta program for multi-document ACID transactions is currently underway with customers.

•
Saw significant momentum with MongoDB Atlas, our fully managed database-as-a-service offering. A year-and-a-half since its launch, Atlas now comprises 11% of total revenue for the fourth quarter fiscal 2018, representing over 500% year-over-year growth and over 40% quarter-over-quarter growth. Atlas has rapidly grown to more than 3,400 customers due to its strong product-market fit and customers’ embracing MongoDB’s “run anywhere” strategy.

•
Results from Stack Overflow’s Annual Developer Survey, which included more than 100,000 global respondents, were announced today. MongoDB was named the database developers most want to work with for the second year in a row. This report from the largest online community for developers is further demonstration of MongoDB’s clear leadership as the most popular next-generation database platform.

•
Increased momentum in MongoDB’s partner ecosystem. In December 2017, MongoDB announced the availability of MongoDB Atlas on AWS Marketplace, making it easier for the more than 160,000 existing AWS customers to buy and consume MongoDB Atlas. MongoDB also joined the AWS SaaS Sales Alignment Program, enabling the AWS sales force to drive MongoDB Atlas revenue through co-selling. MongoDB and Microsoft also launched a new co-sell program for MongoDB Atlas on Microsoft Azure.

Furthermore, Tata Consulting Services developed a mainframe modernization practice built around MongoDB and elevated MongoDB as a Top 20 global strategic partner.
Business Outlook
Based on information as of today, March 13, 2018, MongoDB is issuing the following financial guidance for the first quarter and full year fiscal 2019:

	First Quarter Fiscal 2019	Full Year Fiscal 2019
Revenue	$45.5 million to $46.5 million	$211.0 million to $215.0 million
Non-GAAP Loss from Operations	$(22.0) million to $(21.5) million	$(84.0) million to $(82.0) million
Non-GAAP Net Loss per Share	$(0.44) to $(0.43)	$(1.66) to $(1.62)
Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, March 13, 2018, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at http://investors.mongodb.com. To access the call by phone, dial 800-239-9838 (domestic) or 323-794-2551 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 5850950. A replay of the webcast will also be available for a limited time at http://investors.mongodb.com.
About MongoDB
MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 5,700 customers in over 90 countries. The MongoDB database platform has been downloaded over 35 million times and there have been more than 800,000 MongoDB University registrations.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the first quarter and full year fiscal 2019, our position to execute on our go-to-market strategy, our introduction of future product enhancements and the potential advantages of those enhancements, and our ability to expand our leadership position and drive revenue growth. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; our investments in new products and our ability to introduce new features, services or enhancements; the effects of increased competition; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission (“SEC”) filings and reports, including our Quarterly Report on Form 10-Q filed on December 15, 2017, as well as future filings and reports by us. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.
The development, release, and timing of any features or functionality described for our products remains at our sole discretion. This information is merely intended to outline our general product direction and it should not be relied on in making a purchasing decision nor is this a commitment, promise or legal obligation to deliver any material, code, or functionality.
Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense and, in the case of non-GAAP net loss, change in fair value of warrant liability. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted, and for periods prior to and including the period in which we completed our initial public offering, giving effect to the conversion of preferred stock at the beginning of the period. MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which present similar non-GAAP financial measures to investors.
Free cash flow represents net cash used in operating activities less capital expenditures and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at http://investors.mongodb.com.

Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
MongoDB
866-237-8815 x7186
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	As of January 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$61,902	$69,305
Short-term investments	217,072	47,195
Accounts receivable, net of allowance for doubtful accounts of $1,238 and $958 as of January 31, 2018 and 2017, respectively	46,872	31,340
Deferred commissions	11,820	7,481
Prepaid expenses and other current assets	5,884	3,131
Total current assets	343,550	158,452
Property and equipment, net	59,557	4,877
Goodwill	1,700	1,700
Acquired intangible assets, net	1,627	2,511
Deferred tax assets	326	114
Other assets	8,436	6,778
Total assets	$415,196	$174,432
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,261	$2,841
Accrued compensation and benefits	17,433	11,402
Other accrued liabilities	8,423	5,269
Deferred revenue	114,500	78,278
Total current liabilities	142,617	97,790
Redeemable convertible preferred stock warrant liability	—	1,272
Deferred rent, non-current	925	1,058
Deferred tax liability, non-current	18	108
Deferred revenue, non-current	22,930	15,461
Other liabilities, non-current	55,213	—
Total liabilities	221,703	115,689
Redeemable convertible preferred stock, par value $0.001 per share; no shares authorized, issued or outstanding as of January 31, 2018; 41,234,841 shares authorized as of January 31, 2017; 41,148,282 shares issued and outstanding with aggregate liquidation preference of $345,997 as of January 31, 2017	—	345,257
Stockholders’ equity (deficit):
Class A common stock, par value of $0.001 per share; 1,000,000,000 and 162,500,000 shares authorized as of January 31, 2018 and 2017, respectively; 13,303,028 and no shares issued and outstanding as of January 31, 2018 and 2017, respectively	13	—
Class B common stock, par value of $0.001 per share; 100,000,000 and 113,000,000 shares authorized as of January 31, 2018 and 2017, respectively; 37,371,914 and 13,192,992 shares issued as of January 31, 2018 and 2017, respectively; 37,272,543 and 13,093,621 shares outstanding as of January 31, 2018 and 2017, respectively	38	13
Additional paid-in capital	638,680	62,557
Treasury stock, 99,371 shares as of January 31, 2018 and 2017	(1,319)	(1,319)
Accumulated other comprehensive loss	(159)	(364)
Accumulated deficit	(443,760)	(347,401)
Total stockholders’ (deficit) equity	193,493	(286,514)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$415,196	$174,432

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017
Revenue:
Subscription	$41,887	$27,217	$141,490	$91,235
Services	3,154	2,717	13,029	10,123
Total revenue	45,041	29,934	154,519	101,358
Cost of revenue(1):
Subscription	9,097	5,696	30,766	19,352
Services	3,304	2,649	12,093	10,515
Total cost of revenue	12,401	8,345	42,859	29,867
Gross profit	32,640	21,589	111,660	71,491
Operating expenses:
Sales and marketing(1)	32,863	22,474	109,950	78,584
Research and development(1)	16,788	13,232	62,202	51,772
General and administrative(1)	10,242	7,166	36,775	27,082
Total operating expenses	59,893	42,872	208,927	157,438
Loss from operations	(27,253)	(21,283)	(97,267)	(85,947)
Other income (expense), net	1,349	(71)	2,195	(15)
Loss before provision for income taxes	(25,904)	(21,354)	(95,072)	(85,962)
Provision for income taxes	470	466	1,287	719
Net loss	$(26,374)	$(21,820)	$(96,359)	$(86,681)
Net loss per share attributable to common stockholders, basic and diluted	$(0.52)	$(1.69)	$(4.06)	$(7.10)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	50,287,162	12,891,905	23,718,391	12,211,711

(1) Includes stock-based compensation expense as follows:
	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017
Cost of revenue—subscription	$227	$145	$730	$570
Cost of revenue—services	170	85	462	482
Sales and marketing	1,964	1,168	6,364	5,514
Research and development	1,680	1,237	5,752	5,755
General and administrative	2,128	1,852	7,927	8,683
Total stock‑based compensation expense	$6,169	$4,487	$21,235	$21,004

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017
Cash flows from operating activities
Net loss	$(26,374)	$(21,820)	$(96,359)	$(86,681)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	914	970	3,703	3,751
Stock-based compensation	6,169	4,487	21,235	21,004
Deferred income taxes	(465)	(41)	(302)	(4)
Change in fair value of warrant liability	—	106	(101)	(38)
Change in operating assets and liabilities:
Accounts receivable	(11,248)	(13,863)	(15,901)	(9,263)
Prepaid expenses and other current assets	(475)	985	(2,595)	(450)
Deferred commissions	(3,328)	(3,675)	(5,545)	(6,019)
Other long-term assets	(17)	(581)	(687)	(784)
Accounts payable	(1,058)	1,568	(371)	1,296
Deferred rent	(48)	(179)	(133)	(672)
Accrued liabilities	5,952	1,891	8,115	3,948
Deferred revenue	22,266	20,066	44,060	35,834
Net cash used in operating activities	(7,712)	(10,086)	(44,881)	(38,078)
Cash flows from investing activities
Purchases of property and equipment	(421)	(261)	(2,135)	(1,683)
Proceeds from maturities of marketable securities	8,000	(17)	82,230	114,775
Purchases of marketable securities	(179,503)	—	(252,382)	(82,036)
Net cash (used in) provided by investing activities	(171,924)	(278)	(172,287)	31,056
Cash flows from financing activities
Proceeds from exercise of stock options, including early exercised stock options	166	1,033	8,367	8,220
Repurchase of early exercised stock options	(93)	(26)	(242)	(48)
Proceeds from issuance of Series F financing, net of issuance cost	—	34,942	—	34,942
Proceeds from the IPO, net of underwriting discounts and commissions	—	—	205,494	—
Proceeds from exercise of redeemable convertible preferred stock warrants	—	—	1	—
Payment of offering costs	(1,384)	—	(3,728)	—
Net cash (used in) provided by financing activities	(1,311)	35,949	209,892	43,114
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	109	(35)	291	7
Net (decrease) increase in cash, cash equivalents, and restricted cash	(180,838)	25,550	(6,985)	36,099
Cash, cash equivalents, and restricted cash, beginning of period	243,265	43,862	69,412	33,313
Cash, cash equivalents, and restricted cash, end of period	$62,427	$69,412	$62,427	$69,412

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$32,640	$21,589	$111,660	$71,491
Gross margin (Gross profit/Total revenue) on a GAAP basis	72.5%	72.1%	72.3%	70.5%
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	227	145	730	570
Stock-based compensation expense: Cost of Revenue—Services	170	85	462	482
Non-GAAP gross profit	$33,037	$21,819	$112,852	$72,543
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	73.3%	72.9%	73.0%	71.6%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(27,253)	$(21,283)	$(97,267)	$(85,947)
Add back:
Stock-based compensation expense	6,169	4,487	21,235	21,004
Non-GAAP loss from operations	$(21,084)	$(16,796)	$(76,032)	$(64,943)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(26,374)	$(21,820)	$(96,359)	$(86,681)
Add back:
Stock-based compensation expense	6,169	4,487	21,235	21,004
Change in fair value of warrant liability	—	106	(101)	(38)
Non-GAAP net loss	$(20,205)	$(17,227)	$(75,225)	$(65,715)

Reconciliation of GAAP net loss per share attributable to common stockholders, basic and diluted, to non-GAAP net loss per share attributable to common stockholders, basic and diluted:
Net loss per share attributable to common stockholders, basic and diluted, on a GAAP basis	$(0.52)	$(1.69)	$(4.06)	$(7.10)
Add back:
Stock-based compensation expense	0.12	0.35	0.90	1.72
Change in fair value of warrant liability	—	0.01	—	—
Impact of additional weighted-average shares giving effect to conversion of preferred stock at the beginning of the period	—	0.89	1.42	3.65
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.40)	$(0.44)	$(1.74)	$(1.73)

Reconciliation of GAAP weighted-average shares outstanding, basic and diluted, to non-GAAP weighted-average shares outstanding, basic and diluted, used to compute net loss per share attributable to common stockholders:

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted, on a GAAP basis	50,287,162	12,891,905	23,718,391	12,211,711
Add back:
Additional weighted-average shares giving effect to conversion of preferred stock at the beginning of the period	—	25,864,824	19,494,691	25,856,309
Non-GAAP weighted-average shares used to compute net loss per share, basic and diluted	50,287,162	38,756,729	43,213,082	38,068,020

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated:

	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017
Net cash used in operating activities	$(7,712)	$(10,086)	$(44,881)	$(38,078)
Capital expenditures	(421)	(261)	(2,135)	(1,683)
Capitalized software	—	—	—	—
Free cash flow	$(8,133)	$(10,347)	$(47,016)	$(39,761)